Exhibit 10.24

Sun Yat-sen University Science Park Housing Lease Contract

(Applicable when the lessee is a company)

Contract No: ZD24A-477

Both parties to the lease contract:

Lessor (hereinafter referred to as “Party A”): Sun Yat-sen University Science Park

Address: Room 201, Block A, Sun Yat-sen University Science Park, No. 135, Xingang West Road, Haizhu District, Guangzhou, China

Lessee (hereinafter referred to as “Party B”): 3e Network Technology Company Limited

Address: Room 701-702, Block A, Sun Yat-sen University Science Park, No. 135, Xingang West Road, Haizhu District, Guangzhou, China

In accordance with relevant national, provincial, and municipal laws, regulations, and provisions, both Party A and Party B, guided by the principles of equality and voluntary agreement, have mutually and unanimously entered into this lease contract, and pledge to abide by it jointly.

1. Property Location and Usage

1.1 Property Address and Area: Party A leases the premises located at Room 701-702, Block A, Sun Yat-sen University Science Park, No. 135, Xingang West Road, Haizhu District, Guangzhou, China, with a total floor area of 190.45 square meters (hereinafter referred to as the “Leased Premises”), to Party B for office use. Party B acknowledges and undertakes to use the Leased Premises in accordance with all the information specified in the property certificate, including details about the property’s right holder, co-ownership status, location, intended use, area, and lease term.

1.2 Party B commits to utilizing the leased premises for business purposes during the lease period, strictly adhering to the commitments outlined in the “Enterprise (Project) Admission Commitment Letter” and the business scope as specified in Party B’s business license. Party B shall not employ the leased premises for any training-related activities (including, but not limited to, K12 training, exam preparation courses, vocational education/training, on-the-job training, senior education, management training, corporate training, and online education) without prior authorization from the University. Failure to obtain such authorization will be considered a fundamental breach of contract by Party B.

1.3 In accordance with the relevant regulations governing incubation entities such as university science and technology parks and technology business incubators, the registered location of the company and its primary research, as well as office facilities, must be within the leased premises. Party B hereby guarantees that within 90 days from the effective date of this Lease Contract, they will update the registered address on their business license to match the address of the leased premises. During the lease term, Party B shall not relocate the registered address listed on the business license or initiate the dissolution of the business without prior consent from Party A. Failure to comply with these terms will be considered a fundamental breach of the Agreement by Party B.

1.4. Should Party B breach any of the aforementioned provisions, such breach shall be considered a fundamental breach of contract by Party B. In such an event, Party A reserves the unilateral right to terminate this Lease Contract, repossess the leased premises, forfeit the security deposit, and demand Party B to assume additional contractual breach liabilities.

2. Lease Term

2.1. The lease term shall commence from April 1, 2024, and continue until Sep 30, 2024.

2.2 Under the condition that this Lease Contract is already in effect, Party A shall deliver the Leased Premises to Party B in its current state by April 1, 2024. Party B is required to accept the Leased Premises on the same day as Party A claims the delivery of the Leased Premises.

3. Lease Fees and Payment Method

3.1 The monthly lease fee is calculated at RMB 95 per square meter (inclusive of tax), comprising a rent of RMB 76 per square meter per month (inclusive of tax), totaling RMB 14,474.2 per month (Fourteen Thousand Four Hundred Seventy-Four Yuan and Twenty Cents RMB); and a management fee of RMB 19 per square meter per month (inclusive of tax), totaling RMB 3,618.55 per month (Three Thousand Six Hundred Eighteen Yuan and Fifty-Five Cents RMB). During the renovation period, the management fee, including tax, is RMB 0, and no rent is required. Rent payment commences on April 1, 2024.

Lease costs are in 0 increments from the beginning, with a breakdown of payments over the lease term:

Lease Term	Unit price (including tax)	Area	Rent Ratio	Management Fee Ratio	Monthly Rent (Including Tax)	Monthly Management Fee (Including Tax)	Monthly Total Cost (Including Tax)
April 1, 2024 - Sep 30, 2024	95	190.45	80%	20%	14474.2	3618.55	18092.75

3.2 Rent and management fees are calculated on a monthly basis. If the lease period is less than one month, the fees will be calculated using the formula: “Current month’s lease fees ÷ total days in the current month × actual number of days leased in the current month.” Party B is required to make a one-time payment for the current month’s fees via bank transfer before the 10th day of each month (in case of legal holidays, the deadline is extended to the first working day after the holiday). The Value-Added Tax (VAT) electronic invoice will be sent by the finance department, while the VAT invoice (paper version) for enterprises that have paid their fees will be delivered by the Property Service Center on the last working day of each month. If Party B fails to receive the invoice due to overdue payments or other reasons, they may contact Party A’s finance department to collect the invoice after settling the outstanding fees. If Party B fails to collect the invoice for a period of three months from the 15th day of the invoice issuance month, Party A will not be responsible for invoice custody.

3.3 Party B must complete the payment of the initial invoice (excluding contract renewals) before the lease term commencement date as specified in this lease contract:

3.3.1 Lease Deposit: Calculated at 3 months’ worth of the lease fee, amounting to RMB 54,278.25, with the written amount as follows: Fifty-Four Thousand Two Hundred Seventy-eight Yuan and Twenty-Five Cents RMB.

3.3.2 Utility Deposit: Calculated at RMB 15 per square meter, totaling RMB 2,856.75, with the written amount as follows: Two Thousand Eight Hundred Fifty-Six Yuan and Seventy-Five Cents RMB.

3.3.3 Decoration Period Management Fee: During the decoration period, the management fee is set at a total of RMB 0, with the written amount as follows: Zero RMB.

3.3.4 Rent: Calculated at RMB 76 per square meter (tax-inclusive) per month, totaling RMB 0 in tax-inclusive rent for the entire period, with the written amount as follows: Zero RMB.

3.3.5 Management Fee: Calculated at RMB 19 per square meter (tax-inclusive) per month, totaling RMB 0 in tax-inclusive management fee for the entire period, with the written amount as follows: Zero RMB.

3.4 Party B may make payments to Party A through bank transfer. Party A’s payment details are as follows:

Payee: Sun Yat-sen University Science Park

Bank: China Construction Bank, Guangzhou Sun Yat-sen University Sub-branch

Account Number: ******

3.5 Both parties mutually agree that when Party A collects the rent, it will issue an official lease invoice duly recognized by the local tax authorities. The issuing entity for the invoice will be Sun Yat-sen University. When Party A collects management fees and other charges, the invoices will be issued by Sun Yat-sen University Science Park For lease deposits, utility deposits, and other similar charges collected by Party A, corresponding receipts will be provided, and these receipts will be issued by Sun Yat-sen University Science Park

3.6 Party B is responsible for making payments for the following expenses according to the schedule specified by Party A:

3.6.1 Monthly electricity charges will be calculated based on the usage indicated by Party B’s leased premises’ electricity meter (including losses) and the apportionment of public electricity charges (determined by actual usage and proportionate to the leased area).

3.6.2 Public water apportionment charges (calculated based on actual usage and proportionate to the leased area), as well as water charges for personal use (if applicable, based on the usage measurement indicated by Party B’s leased premises’ water meter).

3.6.3 Central air-conditioning apportionment fees (applicable only to Block B’s first, second, and third floors) will be assessed based on actual usage and proportionate to the leased area.

3.7 The following expenses must be independently paid by Party B in accordance with the deadlines specified by relevant authorities:

3.7.1 Costs related to industrial and commercial management, as well as taxes.

3.7.2 Telephone and internet fees.

3.8 In accordance with regulations from the fire department, the leased premises must be equipped with the appropriate fire-fighting equipment. Party B is responsible for the purchase of this fire-fighting equipment. Party B must ensure that the fire-fighting equipment is stored within the leased premises and remains in working condition.

4. Rights and Obligations of Party A

4.1 Party A guarantees that it possesses the operational and managerial rights to the leased premises as entrusted by Sun Yat-sen University. It further ensures that the delivered leased premises adhere to safety standards for use. To fulfill this commitment, Party A shall provide Party B with documentation confirming its legal rights for Party B’s inspection, backup, and archiving.

4.2 In accordance with the terms of this Lease Contract, Party A shall timely deliver the leased premises and its associated facilities to Party B. Failure to do so within the agreed timeframe will allow Party B to request an extension of the lease period based on the number of days of delay. If Party B fails to take possession of the leased premises at the agreed-upon time, it will be considered a breach of contract. The lease term will not be extended, and Party A is entitled to request that Party B pay the rent, management fees, and other applicable fees for the period of delayed possession.

4.3 Party A is responsible for conducting regular safety inspections of the leased premises and its associated facilities. It shall also bear the costs of maintenance and repair resulting from natural damage to the primary structure of the leased premises. In the event that Party A’s maintenance responsibilities cause delays and lead to personal injuries, fatalities, or property losses, Party A is liable for compensation. If any damage to the leased premises or associated facilities, or harm to third parties’ persons or property, arises due to actions by Party B, Party B must compensate Party A or the affected third party for all losses and accept all associated liabilities.

4.4 When Party B is processing various application and approval procedures, Party A shall promptly and at no cost provide relevant drawings and documentation. The specific application procedures and related costs are the responsibility of Party B.

Additionally, upon the delivery of the leased premises or during Party B’s decoration of the leased premises, Party A agrees to provide Party B with information related to water supply and drainage, which is held by Party A and necessary for Party B’s decoration. Party B is prohibited from making alterations or demolitions to the building structure, door and window positions, or the decoration and equipment of the leased premises without prior written consent from Party A.

4.5 Party A must also provide the following facilities and equipment to Party B, ensuring that these facilities and equipment are in good working order:

4.5.1 Provision of municipal dual-channel power supply, including the installation of cables corresponding to Party B’s electricity needs to the electrical box in Party B’s leased area. This should include grounding lightning protection devices and grounding resistance facilities;

4.5.2 Provision of an independent meter box, including a standard air conditioning energy meter, and the necessary communication, smoke exhaust, water supply, and sewage pipes and connections in common areas;

4.5.3 Installation of fire-fighting equipment in common areas in compliance with national fire safety requirements.

4.6 During the lease period, if Party A plans to transfer or sell the leased premises, Party A must provide Party B with written notice at least 2 months in advance. In the event of a change in ownership of the leased premises, Party A is responsible for ensuring that the transferee understands the rights and responsibilities of both Party A and Party B as outlined in this lease contract and is willing to accept them. Once the transfer is completed, the transferee will inherit the rights and assume the obligations of the original Party A (the lessor). Party B must cooperate with Party A and the transferee to complete all necessary procedures, including but not limited to signing a new lease contract with the transferee based on the terms and conditions of this Lease Contract and fulfilling contractual obligations. If Party B unreasonably refuses to sign a new lease contract with the transferee, Party A reserves the right to consider it a unilateral termination of the Lease Contract by Party B without proper cause, subject to the provisions of Article 7.1 of this Lease Contract. However, Party A’s transfer or sale of the leased premises must not impose additional burdens on Party B, and Party A shall be liable for compensation if Party B incurs any losses as a result of Party A’s transfer or sale.

4.7 When the lease term expires and is not renewed, Party A agrees to return the lease deposit and utility working capital to Party B within 90 days after Party B fulfills the following conditions and submits the required documentation:

4.7.1 Payment of all outstanding rent, management fees, and any other expenses related to the lease;

4.7.2 Return of the leased premises to Party A in good condition as specified in this lease contract;

4.7.3 Cancellation of any industry and commerce or taxation registrations related to the leased premises for registered enterprises, along with the provision of relevant supporting documents.

4.7.4 Submission of original invoices or receipts for the lease deposit and utility working capital, along with the required refund account information.

In the event of loss of these documents, Party B must prepare the necessary materials as requested by Party A;

4.7.5 Provision of any other documentation related to the refund as requested by Party A.

4.8 If Party B needs to make changes to the leased premises, such as opening, removing, adding, or altering partition walls, changing the position or size of doors, or modifying the wall, floor, or ceiling due to its use requirements, Party B must ensure the following: (1) Party B should sign the “Renovation Risk Notice” and submit written renovation filing information to Party A in accordance with the relevant regulations on renovation management within the Sun Yat-sen University Science Park. Construction can only commence after the filing is approved, and Party B is responsible for covering the expenses associated with the construction; (2) Upon the expiration of the lease term or the lawful termination of the lease contract (including termination), Party A has the right to require Party B to restore the partition walls, doors, wall surfaces, floor tiles, ceilings, or remove any room modifications that were made, to return the leased premises to its original state; (3) Regardless of whether changes were made due to use or for restoration purposes, Party B must ensure that the leased premises comply with the Fire Law of the People’s Republic of China and other applicable laws and regulations. Additionally, Party B should follow the requirements of the Fire Law of the People’s Republic of China and relevant administrative departments for inspections and approvals.

In the event that Party B breaches any of the above-mentioned commitments, it will be considered a breach of contract, and Party A has the right to utilize Party B’s lease deposit to cover the costs of restoring the premises. If the lease deposit is insufficient to cover these expenses, Party B must make up the difference.

4.9 Party A is obligated to provide Party B with the maintenance services specified in the contract.

4.10 Party A shall not be held responsible for any interruptions in water, electricity, or internet services in the leased premises, unless such interruptions are caused by Party A.

5. Rights and Obligations of Party B

5.1 Without the prior written consent of Party A and the approval of relevant government authorities, Party B shall not use the leased premises for purposes other than those specified in this Lease Contract. Party B shall not install or establish vending machines or similar facilities and equipment within the leased premises. Party B assures that all commercial activities conducted within the leased premises comply with the laws and regulations of China and shall not engage in any illegal activities on the premises. Otherwise, Party B shall be held responsible for any legal consequences arising from such actions.

5.2 Party B shall make timely and full payments of rent, management fees, water, and electricity charges, and all other applicable fees as stipulated in this Lease Contract. If Party B delays the lease payments for more than one month, Party A reserves the right to take action in accordance with Article 7.4 of this Lease Contract.

During the lease period, if Party B’s lease deposit falls below 2.5 times the monthly lease fee as per the contract, Party B shall, within seven days, make up the difference to meet the standard of a three-month lease fee.

5.3 Party B is required to complete the annual evaluation of technology-based small and medium-sized enterprises by [ ], and obtain at least [ ] software copyrights, [ ] utility model patents, [ ] design patents, [ ] invention patent applications, and [number] invention patent authorizations by [ ].

5.4 Throughout the lease period, Party B shall not sublease, subdivide, or lend the leased premises to any other parties without the prior written consent of Party A.

5.5 During the lease period, Party B must strictly comply with the provisions of the Fire Law of the People’s Republic of China and other relevant laws and regulations, as well as the fire safety management regulations issued by Party A and the Property Service Center. Party B shall willingly accept supervision and inspections from the public security authorities and government fire administrative authorities, and carry out fire safety management work, including but not limited to:

5.5.1 Party B shall sign the “Fire Safety Responsibility Letter,” appoint a safety production responsible person, and assume comprehensive responsibility for safety, fire prevention, and theft prevention within the leased premises in accordance with relevant regulations. Party B shall actively cooperate with Party A to ensure effective fire safety measures within the park and the leased premises;

5.5.2 Party B shall refrain from placing any obstacles on doors and windows within the leased premises that could hinder escape or firefighting and rescue efforts. Doors and windows within the leased premises shall not be obstructed or sealed. Goods stored within the leased premises must maintain a minimum distance of 50 centimeters from fire sprinkler heads, smoke detectors, lighting, and other facilities. Party B shall be liable for any losses or responsibilities arising from the violation of this provision, including damages to Party A’s property and other property, harm to the personal safety of Party A’s personnel, damage to the property and personal safety of other lessees, and risks to other individuals’ property;

5.5.3 The use of the building’s fire-fighting facilities for purposes other than fire safety is strictly prohibited. The leased premises must be equipped with fire extinguishers as per relevant regulations, and Party B must ensure that these fire extinguishers remain in normal working condition within the leased premises. Party B shall cooperate with Party A and the Property Service Center in conducting safety inspections within the leased premises. If a fire extinguisher is found to be worn out or expired, Party A has the right to replace it, and the cost shall be borne by Party B;

5.5.4 Party B is prohibited from carrying, storing, or using flammable, explosive, poisonous, or other hazardous materials in the public areas of the park or within the leased premises. Additionally, Party B shall not use electric stoves, gas appliances, or overloaded electrical devices in the park, nor engage in cooking or burning of waste materials. In cases where first-level temporary hot work operations (including electric welding, oxyacetylene welding, etc.) are necessary within the leased premises, such as for renovations, Party B must obtain consent from both Party A and the Property Service Center. Should any violation of this provision result in damage to Party A’s property or other properties, pose risks to the personal safety of Party A’s personnel, impact the property and personal safety of other lessees, or threaten the safety of other individuals and properties, Party B shall bear all associated losses and responsibilities;

5.5.5 To ensure building and individual safety, areas near windows should be kept clean and free of clutter to prevent objects from falling and causing harm to others. Failure to do so will result in Party B assuming responsibility for any losses and liabilities arising from damage to Party A’s property or other properties, harm to the personal safety of Party A’s personnel, damage to the property and personal safety of other lessees, or risks to the safety of other individuals and their properties;

5.5.6 Party B shall implement adequate security and theft prevention measures and responsibly safeguard personal belongings. Before leaving the leased premises, Party B should disconnect all power sources within the room and secure doors and windows. In the event of theft incidents within the leased premises due to Party B’s negligence, Party B shall bear the associated losses. In the case of fire incidents, responsibility will be determined based on governmental department rulings;

5.5.7 If Party B observes unfamiliar individuals, salespersons, or suspicious individuals lingering within the park or encounters emergency situations, Party B shall promptly contact park security personnel or the property service center;

5.5.8 When transporting large or valuable items out of the building, Party B should provide park security personnel with an “Enterprise (Project) Items Carrying Out Release Slip” approved by Party A or the Property Service Center. The security personnel from the Property Service Center will grant permission for removal based on the approved “Enterprise (Project) Items Carrying Out Release Slip”;

5.5.9 Party B shall not install any communication equipment, such as radios, TV antennas, or loudspeakers, on the property’s roof or the building’s external walls. Party B shall refrain from causing interference with radio and TV reception and other communication services within the building or other areas. Altering public antennas or adding outdoor antennas, as well as installing artificial satellites or other receiving devices, is strictly prohibited. Failure to comply will empower Party A and the Property Service Center to remove such equipment or report violations to the relevant governmental authorities. Party B shall be responsible for any resulting legal consequences and associated damages;

5.5.10 Party B shall participate punctually in fire safety education and training activities organized by Party A and the Property Service Center, among other events.

5.6 Party B is required to use and maintain the leased premises and all facilities and equipment provided by Party A in a proper and responsible manner. Unauthorized alterations, dismantling, or damage to the building structure and facilities and equipment provided by Party A within the property are strictly prohibited, except for normal wear and tear. This includes, but is not limited to:

5.6.1 In cases where Party B’s improper use leads to damage or malfunction of Party A’s property or facilities and equipment, or if unauthorized alterations, dismantling, or damage to the property’s building structure or Party A’s provided facilities and equipment occur, Party A and the Property Service Center reserve the right to request Party B to rectify the issue within a specified period. Failure to repair the property by the deadline or inadequate repairs may result in Party A and the Property Service Center arranging for a qualified company to make the necessary repairs. The associated repair costs will be deducted from the rental deposit, and any remaining costs will be directly payable by Party B to Party A.

5.6.2 If Party B is responsible for causing blockages, leaks, or malfunctions in the drainage and sewage system, Party B must promptly notify the Property Service Center for inspection and registration. Party B should take immediate measures, such as repairs or replacements, to prevent further damage or failure. The costs associated with repairs or replacements shall be borne by Party B. Party A and the Property Service Center reserve the right to stipulate a deadline for Party B to rectify these issues. Failure to meet the deadline or achieve the required standard of repairs may result in Party A and the Property Service Center hiring a qualified company for repairs. The related repair expenses will be deducted from the rental deposit, and any shortfall will be payable by Party B directly. Any losses and responsibilities arising from this may be borne by Party B, affecting its personal property safety as well as that of others;

5.6.3 In the event of natural damage to facilities and equipment in the public areas of the Park, Party B should promptly notify both Party A and the Property Service Center. Party B should also cooperate proactively with Party A and the Property Service Center in inspecting and maintaining these facilities;

5.6.4 Party B is responsible for the management and upkeep of various facilities and equipment within the leased premises, including ceilings, walls, floors, doors, and windows. If Party B identifies any damage or malfunction in electrical switches, ballasts, lighting tubes, door and window locks, or other components that impede safety or normal use, they must promptly inform the Property Service Center for inspection and registration. Party B should take timely actions, such as maintenance or replacement, to prevent further deterioration of the damage or malfunction. The costs associated with repairs or replacements shall be borne by Party B. Failure to comply with these responsibilities may result in Party B assuming all the losses and responsibilities related to personal and other property safety;

5.6.5 Only goods elevators may be used for transporting items, and passenger elevators must not be utilized for this purpose. When using goods elevators on weekdays, Party B should avoid peak hours. The transport of large items in park elevators is strictly prohibited. If there is a special need, Party B must follow the directives and arrangements of park security personnel. Failure to comply may result in a warning from the Property Service Center. If the warning proves ineffective, the Property Service Center may impose fines not exceeding RMB 100 per occurrence as a penalty.

5.7 Upon the expiration of the lease term or the termination of this lease agreement, Party B is required to return the leased property, along with its associated facilities, to Party A. Additionally, Party B must provide any documents related to the withdrawal from the park as requested by Party A and complete the necessary withdrawal procedures. If Party B wishes to continue leasing the property, they should initiate discussions with Party A at least three months in advance and mutually enter into a separate written contract. If Party B does not intend to extend the lease, they should submit a written application to Party A one month in advance.

5.8 Should Party B wish to carry out renovations within the leased premises, they must first sign the “Notice of Renovation Risks.” Subsequently, they must adhere to the relevant regulations governing renovation within the Sun Yat-sen University Science Park, submitting written documentation to Party A for record purposes. Only after this filing process can Party B commence construction activities. Party B is responsible for covering all renovation costs. Simultaneously, Party B is obligated to comply with the provisions of the Fire Law of the People’s Republic of China and the requirements of relevant administrative authorities. This includes independently handling all fire protection procedures necessary for the renovation and use of the leased premises, such as fire protection design review or filing, fire protection acceptance or filing of the renovation project. Party B must also assume all associated legal responsibilities. Party A and the Property Service Center retain the authority to monitor and manage Party B’s renovation activities and progress. In cases where Party B violates the established regulations concerning renovation within the Sun Yat-sen University Science Park, Party A and the Property Service Center may issue warnings, halt construction, order the cessation of work, set deadlines for rectification, demand the restoration of the original state, require compensation for losses, or temporarily withhold the lease deposit and renovation deposit.

Should Party B’s fire protection design fail to meet the criteria set by the relevant administrative department or if the fire protection inspection is not approved, or if Party B makes unauthorized alterations or removals of essential facilities and equipment such as load-bearing columns, load-bearing walls, dividing walls, doors, windows, ceilings, wall surfaces, floors, and room partitions within the leased premises, or if Party B has filed the renovation plan but does not execute it as filed, or if Party B fails to complete the fire protection procedures for the use of the leased premises during the lease term as per the aforementioned agreement, leading to administrative penalties against Party A by the relevant administrative department, all such instances will be considered fundamental breaches of contract by Party B. In such cases, Party A reserves the right to unilaterally terminate the lease agreement, reclaim the leased premises, and confiscate the lease deposit. Party B shall bear all renovation costs and any resulting consequences.

If Party B’s renovation or alteration projects cause disruption or losses to common areas or neighboring users, Party B must remedy the situation and accept corresponding responsibilities.

Throughout the renovation period, Party B must adhere to the construction drawings filed by Party A. If Party B causes blockages in sewers or restrooms, damages to the building’s main structure or load-bearing elements, or harm to elevators, central air-conditioning systems, fire-fighting systems, corridors, foyers, and other communal facilities, Party B is obligated to complete repairs in accordance with the “Renovation and Rectification Notification” within the stipulated timeframe. Failure to meet this deadline or failure to achieve the required standards will grant Party A and the Property Service Center the right to enlist a qualified company to carry out the necessary repairs. The costs associated with these repairs will be deducted from the lease deposit and renovation deposit. If there is an insufficient amount to cover these expenses, Party B must directly reimburse Party A or the Property Service Center.

5.9 Party B must strictly adhere to the parking regulations set forth by Sun Yat-sen University Science Park. They should follow the “apply first, park later” principle and cooperate with parking lot personnel, ensuring that their vehicle is parked in the designated area. Violation of the parking regulations empowers Party A to revoke Party B’s parking privileges and prohibit the vehicle from re-entering the Science Park’s parking facility.

5.10 Party B is required to comply with the guidelines for the placement of signs in public areas of the Park. Before leaving the Park, Party B must remove any previously installed signs and restore the original appearance of the walls. In case of non-compliance with sign placement regulations, Party A and the Property Service Center have the authority to instruct Party B to rectify the situation within a specified timeframe. Failure to comply with the rectification deadline or failure to meet the standards will result in Party A and the Property Service Center handling the signage at Party B’s expense. The costs incurred will be deducted from Party B’s lease deposit, and any remaining balance must be paid directly to Party A.

5.11 If Party B requires the use of Sun Yat-sen University Science Park’s supporting spaces, they must strictly adhere to the related management regulations and follow the “apply first, use later” principle. Should the use of these supporting spaces result in damage to facilities and equipment or lead to injury, loss of life, or property damage to others, Party B will bear full responsibility.

5.12 Party B is prohibited from conducting business activities, storing goods, miscellaneous items, or garbage in public areas or within facilities and equipment rooms designated for public use. Otherwise, Party A and the Property Service Center have the authority to demand that Party B rectify the situation within a specific timeframe. If the rectification is not completed by the deadline or does not meet the required standards, Party A and the Property Service Center may handle the items in question. The associated expenses will be deducted from Party B’s lease deposit, and any shortfall must be paid directly to Party A or the Property Service Center.

5.13 Party B is obligated to complete business registration in accordance with the law, operate within the boundaries of legal regulations, and prominently display their business license, industry permits, and other relevant certificates and licenses within their place of business. This is necessary to facilitate inspections by relevant government departments, including industry and commerce.

5.14 Party B warrants that they possess the necessary qualifications and rights to enter into this Lease Agreement.

5.15 During the lease period, Party B must cooperate with any economic surveys and statistical reporting requirements, providing accurate data. Failure to cooperate or the provision of false information may result in actions taken by Party A as per breach of contract terms.。

5.16 Without prior written permission from Party A, Party B is prohibited from installing, displaying advertisements, or distributing promotional materials in any location outside of the leased premises.

5.17 Party B is not permitted to use the name or logo of Sun Yat-sen University for advertising without explicit written permission from Sun Yat-sen University. Failure to comply with this provision grants Party A the right to unilaterally terminate this Lease Agreement, reclaim the leased premises, and confiscate the Lease Deposit.

6. Termination and Cancellation of the Contract

6.1 Unless otherwise specified in this Lease Agreement, during the lease term, neither Party A nor Party B may unilaterally modify or terminate this Lease Agreement without mutual consensus.

6.2 In addition to the provisions already outlined in this Lease Agreement, Party A retains the right to unilaterally terminate this Lease Agreement, reclaim the leased premises, confiscate the lease deposit, and demand that Party B assume other contractual breach responsibilities in the following circumstances:

6.2.1 Party B changes the intended use of the leased premises without the written consent of Party A;

6.2.2 Party B subleases, sublets, or loans the property to others without written authorization from Party A;

6.2.3 Party B engages in illegal or criminal activities on the leased premises;

6.2.4 Party B’s property is seized by government authorities or its business license is revoked, or Party B voluntarily cancels its business registration;

6.2.5 Party B delays payment of any due fees for more than 30 days;

6.2.6 Party B delays taking possession of the leased premises for more than 30 days;

6.2.7 Party B undertakes unauthorized renovations or alterations of the leased premises without prior written notice to Party A;

6.2.8 Party B fails to engage in substantial operations for a continuous period of 6 months within the park and leaves the premises unused despite warnings from Party A;

6.2.9 Party B violates other contractual obligations as defined in this Lease Agreement and fails to rectify them within 30 days after receiving written notice from Party A;

6.2.10 Other circumstances specified in this Lease Agreement under which Party A may unilaterally terminate the contract due to Party B’s breach of contract.

6.3 In the following situations, Party B has the right to terminate the contract in advance and demand compensation for all incurred losses:

6.3.1 Party A delays delivering possession of the leased premises for more than 30 days without valid reasons;

6.3.2 Party A breaches other contractual obligations as specified in this Lease Agreement, and despite Party B’s written notice, fails to correct the situation within 30 days, thereby preventing Party B from using the leased premises as intended;

6.3.3 Other circumstances outlined in this Lease Agreement under which Party B may unilaterally;

6.4 Both Party A and Party B shall have a 30-day objection period for the unilateral termination of this Lease Agreement by the other party.

6.5 Upon the expiration of the lease term or the termination of this Lease Agreement due to Party B’s actions, Party B shall relinquish all decorations and furnishings within the leased premises to Party A at no cost. Party A retains the right to request Party B to return the leased premises in their current condition.

7. Liability for Breach of Contract

7.1 If Party B unilaterally terminates the contract within 3 months from the date of commencement of the lease period without any specified or agreed-upon reason, it shall be considered a breach of contract by Party B. In such a case, Party A has the right to confiscate 60% of Party B’s lease deposit. If Party B unilaterally terminates the contract without any specified or agreed-upon reason after 3 months from the date of commencement of the lease period, it shall also be considered a breach of contract by Party B. Party A can then confiscate 50% of Party B’s lease deposit. Party B must submit a written application at least 1 month in advance; otherwise, Party A has the right to confiscate Party B’s entire lease deposit. After Party A confirms the application, Party B must vacate the premises on the agreed-upon date. Party B must return the leased premises, along with its attached facilities, in their original condition (excluding natural damage and normal wear and tear) to Party A on the agreed-upon date (i.e., the day of contract termination) as per the terms of this Lease Agreement. If Party B fails to return the premises on time, Party A has the right to confiscate the remaining lease deposit. If the delay exceeds 7 days, Party B is deemed to have permanently forfeited ownership of all items within the leased premises. Party A can then take possession of and reclaim the leased premises. Party B cannot raise any objections and must bear all economic losses resulting from this.

7.2 If the lease term expires or this lease contract is terminated in accordance with the law (including termination) and both parties do not renew it, Party B must return the leased premises, along with its attached facilities, in their original condition (excluding natural damage and normal wear and tear) to Party A and cancel all industry, commerce, tax, and other relevant registrations of the leased premises no later than the last day of the lease term or the termination of the lease contract, as per the terms of this Lease Agreement. If Party B fails to return the leased premises on time, Party A has the right to confiscate 50% of Party B’s lease deposit. Furthermore, for each day of delay, Party A has the right to deduct a double rental fee from Party B’s lease deposit based on the rental fee specified in the lease contract termination day. If the delay exceeds 7 days, Party B is considered to have permanently forfeited ownership of all items within the leased premises. Party A can then take possession of and reclaim the leased premises. Party B cannot raise any objections to this and must bear all economic losses resulting from it.

7.3 During the lease term, if Party B’s fundamental breach of contract leads to the termination of this lease agreement, Party A has the right to reclaim the leased premises, confiscate the lease deposit, and demand that Party B assume other breach of contract responsibilities. Party B must return the leased premises, along with their attached facilities, in complete condition (excluding natural damage and normal wear and tear) to Party A within the timeframe specified in the “Termination Notice.” Party B must also cancel all industry, commerce, taxation, and other relevant registrations associated with the leased premises. If Party B fails to return the leased premises beyond the specified deadline, Party B will be deemed to have permanently relinquished ownership of all items within the leased premises. Party A has the right to take possession of and reclaim the leased premises. Party B is not entitled to raise any objections and shall bear all resulting economic losses.

7.4 Party B must timely pay all required fees to Party A as stipulated in the agreement. If payment is overdue by more than 30 days, Party A has the unilateral right to terminate this lease agreement, take back the leased premises, confiscate the lease deposit, and require Party B to assume other breach of contract responsibilities.

7.5 If Party B fails to timely cancel the registrations related to the leased premises for industry and commerce, taxation, etc., Party A has the right to deduct liquidated damages from Party B’s lease deposit for each day of delay based on the lease fee rate applicable on the lease term expiration date or lease contract termination date (including termination). If the delay exceeds 3 months, Party A has the right to confiscate Party B’s entire lease deposit and seek recovery for any outstanding amounts.

7.6 Failure by Party B to comply with the provisions of Article 5.3 of this Agreement shall constitute a breach of contract, and Party A has the right to retain 50% of Party B’s lease deposit.

7.7 Party B’s violation of the obligations stipulated in Article 5.15 of this Lease Agreement shall be considered a breach of contract, and an amount equivalent to the current month’s lease fee payable by Party B (including rent and management fees) shall be deducted from Party B’s paid Lease Deposit.

7.8 Party B is required to cooperate with and accept management, supervision, and inspections conducted by Party A and the property service center appointed by Party A. In response to emergencies, such as the outbreak of new coronaviruses or other measures taken by the state, government agencies at all levels, or Sun Yat-sen University, Party B must cooperate and fulfill its responsibilities as required. If Party B refuses to cooperate (including, but not limited to, failing to provide required data or information, spreading malicious rumors, or defaming Party A), and does not rectify the situation after being reminded by Party A, Party A has the right to unilaterally terminate the contract and confiscate Party B’s lease deposit. If Party B’s actions cause adverse effects or economic losses to Party A or third parties, Party B must promptly address the issues and compensate for any resulting losses. In cases of severe impact or serious consequences, Party A has the right to refer Party B to relevant state authorities for further action.

8. Force Majeure, Non-Exempted Liability, and Invalid Contract Provisions

8.1 In the event that this Lease Contract becomes impossible to perform or partially unenforceable due to force majeure, both parties shall be exempt from liability and shall either terminate this Lease Contract or amend the relevant terms accordingly. Specific circumstances include, but are not limited to:

8.1.1 Natural disasters, non-man-made fires, floods, earthquakes, etc.;

8.1.2 Man-made disasters, civil unrest, war, government prohibitions, etc.;

8.1.3 During the lease term, government actions related to urban development, old city reconstruction, or other government reasons that necessitate expropriation, demolition, or the implementation of national housing policies for the aforementioned property;

8.1.4 Changes in property ownership policies;

8.1.5 Other force majeure events.

8.2 When a non-exempted event occurs, meaning any of the following events occur, resulting in one party’s inability to fulfill this contract on time, that party shall bear the responsibility for breach of contract and may not use force majeure or any other reasons as a defense. Specific circumstances include, but are not limited to:

8.2.1 Changes in the economic environment and market price fluctuations;

8.2.2 Insufficient materials or failure to complete the construction;

8.2.3 Inability to complete municipal infrastructure construction simultaneously with the housing project;

8.2.4 Significant disruptions in the vicinity;

8.2.5 Other non-exempted circumstances.

8.3 If any of the following circumstances render the contract invalid, the responsible party shall bear the consequences of breach of contract. Specific circumstances include:

8.3.1 Separation of property and land rights:

8.3.2 Lack of property rights registration;

8.3.3 Unclear ownership of property rights, lacking a legal basis;

8.3.4 Illegal transfer of property rights;

8.3.5 Other violations of national regulations.

9. Dispute Resolution

9.1 Should any disputes arise during the execution of this Lease Contract, both parties shall make sincere efforts to resolve them amicably through negotiation. If an amicable resolution cannot be reached, either party may initiate arbitration proceedings with the Guangzhou Arbitration Commission of China to settle the dispute. During the arbitration process, all other provisions of this Lease Agreement shall remain in effect, except for those provisions that are the subject of the ongoing arbitration proceedings.

10. Effective Date and Other Provisions

10.1 This Lease Agreement shall only become effective upon the date of both parties’ signing and sealing, as well as full payment by Party B of the down payment invoice as specified in Article 3.3 of this Lease Agreement. In the event of a delayed payment by Party B, unless Party A explicitly accepts such delay, this Lease Agreement shall not come into effect. In such a case, Party A reserves the right to lease the Premises to a third party, and Party B shall have no grounds for objection.

10.2 Any matters not covered by this Lease Agreement may be addressed through the execution of supplementary agreements by both parties, in accordance with the relevant laws and regulations of the People’s Republic of China.

10.3 Unless otherwise specified, all expenses referenced in this Lease Agreement shall be denominated in Chinese Renminbi (RMB).

10.4 The term “Property Service Center” in this Lease Agreement, unless explicitly specified otherwise, refers to the property service enterprise appointed by Party A.

10.5 The addresses provided by both Party A and Party B in this Lease Agreement shall serve as their respective valid contact addresses. Any change of address must be communicated in writing to the other party; otherwise, the original contact address shall remain valid. For official notices or documents exchanged between the parties, except for direct delivery, they shall be sent via postal courier to the mailing address stipulated in this Lease Agreement. The date of successful courier delivery shall be considered the date of receipt. If a postal courier is returned due to the recipient’s refusal or the recipient’s relocation from the specified address, the date of return shall be regarded as the date of delivery.

10.6 This Lease Agreement is executed in triplicate, with Party A retaining one copy and Party B holding two copies, all having equal legal validity.

Party A (signature)	Party B (signature)

[Seal of Sun Yat-sen University Science Park]	[seal of 3e Network Technology Company Limited]

Legal Representative: /s/	Legal Representative: /s/

Identification Number: ******

Appointed Representative:	Appointed Representative:

Identification Number:

April 1, 2024	April 1, 2024